Exhibit 99.1
AMENDMENT TO SENIOR SECURED CONVERTIBLE
NOTE PURCHASE AGREEMENT
THIS AMENDMENT TO THE SENIOR SECURED CONVERTIBLE NOTE PURCHASE AGREEMENT (this “Amendment”) is made and entered into as of January 5, 2011 by and among Westmoreland Coal Company, a Delaware corporation (the “Company”), Tontine Partners, L.P., a Delaware limited partnership, and Tontine Capital Partners, L.P., a Delaware limited partnership (each of the forgoing, a “Purchaser” and collectively, the “Purchasers”), and Tontine Capital Associates, L.P., a Delaware limited partnership as Collateral Agent.
RECITALS:
WHEREAS, the Company issued and sold to the Purchasers on March 4, 2008, senior secured convertible promissory notes (the “Notes”) in an aggregate principal amount of $15,000,000, which were initially convertible into an aggregate of 1,500,000 shares of common stock of the Company (“Common Stock”) pursuant to that certain Senior Secured Convertible Note Purchase Agreement dated as of the same date by and among the Company, the Purchasers and the Collateral Agent (the “Note Purchase Agreement” and, together with the Registration Rights Agreement, the Guaranty, the Security Agreement and the Pledge Agreement, the “Tontine Agreements”) (all capitalized terms used but not defined herein having the meanings ascribed thereto in the Note Purchase Agreement); and
WHEREAS, the Company and the Purchasers acknowledge and agree that as of December 31, 2010, the total principal amount of the Notes outstanding is $18,494,530; and
WHEREAS, the Company is contemplating the issuance of new senior secured notes in a Financing Transaction (as hereinafter defined) by a date on or earlier than February 28, 2011 (the “Outside Date”); and
WHEREAS, in the event that the Financing Transaction is consummated on or before the Outside Date, the Company and the Purchasers desire to amend certain of the Tontine Agreements.
NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, it is agreed as follows:
1. DISCHARGE OF THE NOTES.
1.1 If the closing of the Financing Transaction (the “Closing”) occurs on or prior to the Outside Date, the parties agree that all indebtedness represented by the Notes shall be repaid, and the Notes shall be cancelled, as follows: (a) $15,962,541 in principal amount of the Notes shall be deemed converted, effective simultaneously with the Closing, into 1,877,946 shares of Common Stock (the “Conversion Shares”) (notwithstanding the conversion price otherwise applicable pursuant to Section 8.1(a) of the Note Purchase Agreement) and (b) the Company shall pay, effective simultaneously with the Closing, all remaining principal and accrued and unpaid interest on, and any other amounts payable in respect of, the Notes as of the date of the Closing in cash (the “Payoff Amount”) by wire transfer pursuant to the instructions set forth on Annex A hereto. The parties agree that, if the Closing had occurred on December 31, 2010, the Payoff Amount would have been $2,531,989, and that if the Closing occurs on January 31, 2011, the Payoff Amount will be $2,686,110. Each Purchaser shall receive a portion of the Conversion Shares and the Payoff Amount based on the pro rata percentage of Notes it owns.

1.2 For purposes of this Amendment, the term “Financing Transaction” shall mean the issuance by the Company of new senior secured non-convertible notes in an aggregate principal amount of not less than $125.0 million, with an interest rate not to exceed 12.5% and a term not to exceed 10 years. In addition to the payment of the Payoff Amount pursuant to this Amendment, an estimated $107.1 million of the proceeds from the Financing Transaction (as estimated based on amounts outstanding as of September 30, 2010) shall be used as follows: (a) an estimated $27.1 million of the proceeds shall be used to repay in full all outstanding indebtedness owed by the Company’s subsidiary, Westmoreland Resources, Inc., to First Interstate Bank, (b) $19.6 million of the proceeds shall be used for the payment of all accrued and unpaid dividends on the Company’s Series A preferred stock as of September 30, 2010, and (c) an estimated $60.4 million of the proceeds shall be used to repay in full all outstanding indebtedness owed by the Company’s subsidiary, Westmoreland Partners, to Prudential Investment Management Inc.
1.3 In anticipation of the conversion of a portion of the principal amount of the Notes into Conversion Shares and payment of the Payoff Amount pursuant to Section 1.1, the Purchasers waive their right to receive 30 days’ prior written notice of prepayment of the outstanding principal on the Notes, and their right to subsequently convert the Notes into shares of Common Stock, pursuant to Section 2.5 of the Note Purchase Agreement, to the extent that such rights would otherwise apply to a prepayment that occurs on or prior to the Outside Date.
1.4 Effective simultaneously with the conversion of a portion of the principal amount of the Notes into Conversion Shares and the receipt of the Payoff Amount at the Closing pursuant to the terms of this Amendment, the Purchasers and the Collateral Agent agree that (a) the Notes shall be extinguished and each of the parties’ respective rights and obligations under the Tontine Agreements and the other Transaction Documents shall be fully and irrevocably discharged, except those that survive the payment in full of the Notes as contemplated by the Tontine Agreements and the other Transaction Documents, (b) all mortgages, deeds of trust, pledges, guarantees, assignments, security interests, encumbrances and liens of any nature granted by the Company or any other party to secure the indebtedness and obligations under the Tontine Agreements and the other Transaction Documents, and related rights to control collateral thereunder, shall automatically terminate, be released and be of no further force and effect, and all right, title and interest of the Collateral Agent, the Purchasers or any other secured party in respect of the Notes in any property or assets of the Company or any other party shall be transferred, remitted and conveyed to, and control thereof returned to, the Company and (c) the Company is authorized to prepare and file all necessary or appropriate UCC termination statements with all necessary or appropriate governmental offices and, at the Company’s expense, to file and record all deeds, conveyances, terminations and releases that either Purchaser or the Collateral Agent has or may hereafter forward or provide to the Company. The Purchasers and the Collateral Agent further agree that they will promptly take, or cause to be taken, at the Company’s expense, all such further actions and execute and deliver all such other termination statements, releases, deeds, conveyances, documents or instruments, in form and substance satisfactory to the Company (including, where appropriate, prior to the Closing, provided that no such document shall become effective prior to the Closing), as the Company may reasonably request in connection with the repayment of the Notes and the termination of security interests in connection therewith.

2. NOTICE OF CONVERSION. If the Closing is consummated on or before the Outside Date, the Purchasers shall be deemed to have provided notice, pursuant to Section 8.1(b) of the Note Purchase Agreement, of their election to convert Notes into the Conversion Shares as provided in Section 1.1 hereof, such election to become effective at the Closing pursuant to the terms of this Amendment, notwithstanding any terms of the Note Purchase Agreement to the contrary.
3. ISSUANCE OF CONVERSION SHARES. Contemporaneously with the Closing, the Company shall direct its transfer agent to issue the Conversion Shares to the Purchasers pursuant to and in accordance with the provisions of the Tontine Agreements; provided, however that the Conversion Shares shall be issued to the Purchasers in street name in accordance with such instructions as the Purchasers or their broker shall provide to the Company. The issuance of the Conversion Shares and the payment of the Payoff Amount upon conversion of the Notes will be duly authorized by all necessary corporate action on the part of the Company, which action shall not have been modified, rescinded or revoked and shall be in full force and effect as of the Closing. When issued upon conversion of the Notes, the Conversion Shares will have been validly issued and fully paid and non-assessable, and none of the Conversion Shares will have been issued in violation of the preemptive rights of any security holders of the Company arising as a matter of law or under or pursuant to the Company’s certificate of incorporation, as amended, the Company’s bylaws, as amended, or any agreement or instrument to which the Company is a party or by which it is bound. The Company has duly reserved 1,877,946 shares of Common Stock for issuance pursuant to the terms of the Notes.
4. CONSENT TO THE FINANCING TRANSACTION. The Purchasers expressly consent to the Financing Transaction and the contemplated use of proceeds thereof set forth in Section 1.2 and the attachment of certain liens on properties of the Company and its subsidiaries at the time of the Closing.
5. OWNERSHIP AND DELIVERY OF NOTES. The Purchasers represent and warrant that they own, collectively, all of the Notes issued pursuant to the Note Purchase Agreement, and that they have not sold, assigned, transferred or otherwise disposed of any of such Notes, or any interest therein, to any other person. The Purchasers agree that they will not, until the Outside Date (and only if the Closing does not occur on or prior to the Outside Date), sell, assign, transfer or otherwise dispose of any Notes, or any interest therein, to any other person. The Purchasers shall surrender the certificates, if any, representing the Notes to the Company at the Closing.
6. TERMINATION. This Amendment and the provisions contained herein shall automatically terminate without any further action on the part of any of the parties hereto and shall be of no further force and effect in the event (a) the Financing Transaction is terminated or (b) the Financing Transaction does not occur by the Outside Date.

7. CONTINUED EFFECT OF THE TONTINE AGREEMENTS. All provisions of the Tontine Agreements, except as modified by this Amendment, shall remain in full force and effect and are reaffirmed. Other than as stated in this Amendment, this Amendment shall not operate as a waiver of any condition or obligation imposed on the parties under the Tontine Agreements. For the avoidance of doubt and without limitation of the foregoing or the terms of the Tontine Agreements and the other Transaction Documents, the Company, the Purchasers and the Collateral Agent acknowledge and agree that the Registration Rights Agreement, and Sections 2.10, 5.1(c), 5.4, 7, 10 and 11.2 of the Note Purchase Agreement shall survive the repayment of the Notes.
8. EXPENSES. The Company shall pay all of the fees, costs and out-of-pocket expenses (including, without limitation, reasonable attorneys’ fees and expenses) incurred by the Purchasers and the Collateral Agent in connection with (a) the negotiation and preparation of this Amendment, (b) the conversion and repayment of the Notes as contemplated hereunder, and (c) the enforcement or preservation of their rights under this Amendment and the Tontine Agreements, whether or not in each instance the Financing Transaction and the repayment of the Notes contemplated hereunder shall occur.
9. INTERPRETATION OF AMENDMENT. In the event of any conflict, inconsistency, or incongruity between any provision of this Amendment and any provision of the Tontine Agreements, the provisions of this Amendment shall govern and control.
10. SPECIFIC PERFORMANCE. The parties agree that monetary damages would not be an adequate remedy for breaches of this Amendment, and therefore that each party shall be entitled to specific performance and other equitable relief to prevent breaches of this Amendment and to enforce specifically the terms and provisions of this Amendment.
11. COUNTERPARTS. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same agreement. A facsimile or e-mailed “.pdf” data file copy of an original written signature shall be deemed to have the same effect as an original written signature.
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IN WITNESS WHEREOF, the Company, the Collateral Agent and each of the Purchasers have executed this Amendment as of the day and year first above written.

WESTMORELAND COAL COMPANY as Company

	By:	/s/ Kevin Paprzycki

		Name:	Kevin Paprzycki
		Title:	Chief Financial Officer

TONTINE PARTNERS, L.P. as a Purchaser

By:	TONTINE MANAGEMENT, L.L.C.,
its general partner

		By:	/s/ Jeffrey L. Gendell

			Name:	Jeffrey L. Gendell
			Title:	Managing Member

TONTINE CAPITAL PARTNERS, L.P. as a Purchaser

By:	TONTINE CAPITAL MANAGEMENT, L.L.C.,
its general partner

		By:	/s/ Jeffrey L. Gendell

			Name:	Jeffrey L. Gendell
			Title:	Managing Member

TONTINE CAPITAL ASSOCIATES, L.P. as the Collateral Agent

By:	TONTINE CAPITAL ASSOCIATES GP, L.L.C.,
its general partner

		By:	/s/ Jeffrey L. Gendell

			Name:	Jeffrey L. Gendell
			Title:	Managing Member